UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 19, 2009
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware	25-1723345
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania 15219 (Address of principal executive offices)	(412) 454-2200 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          On August 13, 2009, WESCO International, Inc. (the “Company”, “we” or “our”) and WESCO Distribution, Inc. filed a prospectus dated August 12, 2009 (the “Prospectus”) under Rule 424(b)(3) of the Securities Act of 1933, as amended, relating to the Company’s offer to exchange (the “Exchange Offer”) up to $345,000,000 of its new 6.0 % Convertible Senior Debentures due 2029 (the “2029 Debentures”) for its outstanding 1.75% Convertible Senior Debentures due 2026 (the “2026 Debentures”) and its outstanding 2.625% Convertible Senior Debentures due 2025 (the “2025 Debentures”). On August 19, 2009, Kenneth L. Way, a Director of the Company, sold all of the 2026 Debentures reported in the Prospectus as being beneficially owned by him. The information in the Prospectus under the heading “Interests of Directors and Executive Officers” is supplemented below to reflect the sale of the 2026 Debentures beneficially owned by Mr. Way.
INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS
     To our knowledge, none of our directors, executive officers or controlling persons, or any of their affiliates, beneficially own any 2026 Debentures or 2025 Debentures, other than Roy W. Haley, our Chairman and Chief Executive Officer. Mr. Haley beneficially owns $500,000 aggregate principal amount of 2026 Debentures and $1,734,000 aggregate principal amount of 2025 Debentures. If Mr. Haley tenders all of his 2026 Debentures and 2025 Debentures in the Exchange Offer and all of such 2026 Debentures and 2025 Debentures are accepted for exchange, upon completion of the Exchange Offer, Mr. Haley would beneficially own $2,231,000 aggregate principal amount of 2029 Debentures. Mr. Haley also would receive a cash payment of approximately $19,000 for accrued and unpaid interest on the 2026 Debentures and 2025 Debentures exchanged by him in accordance with the terms of the Exchange Offer. Mr. Haley additionally would receive a cash payment of $340 as a result of the 2029 Debentures being issued solely in integral multiples of $1,000 in excess of the minimum denomination of $2,000. If the 2025 Debentures are prorated as described under “Exchange Offer — Maximum Issue Amount; Acceptance Priority Levels; Proration,” Mr. Haley will be subject to proration to the same extent as other holders of 2025 Debentures. On August 19, 2009, Kenneth L. Way, a Director, sold $200,000 aggregate principal amount of 2026 Debentures beneficially owned by him in an open market, brokered transaction for an aggregate sales price of $196,163.89. Upon completion of this sale transaction, Mr. Way did not beneficially own any 2026 Debentures or 2025 Debentures. Neither we nor any of our subsidiaries nor, to our knowledge, any of our directors, executive officers or controlling persons, nor any affiliates of the foregoing, have engaged in any other transaction in the 2026 Debentures or 2025 Debentures during the 60 days prior to the date hereof.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.
By:	/s/ Stephen A. Van Oss
Stephen A. Van Oss
Senior Vice President and Chief Administrative Officer

Dated: August 19, 2009